UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 14, 2003

ANC Rental Corporation

(Debtor-in-Possession as of November 13, 2001)

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-30776	65-0957875

(Commission File Number)	(IRS Employer Identification No.)

200 South Andrews Avenue, Fort Lauderdale, Florida 33301

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (954) 320-4000

Item 2 (Acquisition or Disposition of Assets)

     On June 12, 2003 ANC Rental Corporation (the “Company”) entered into an agreement to sell substantially all of its assets to an affiliate of Cerberus Capital Management L.P. (“Cerberus”), a private investment group, for $233.0 million cash and assumption of certain liabilities. Liabilities assumed generally include all of the Company’s vehicle debt, debtor-in-possession financing provided by a vehicle manufacturer, and certain other liabilities. On June 26, 2003, the Bankruptcy Court approved formal bidding procedures required under Delaware bankruptcy law to provide other qualified buyers an opportunity to submit competing bids. No competing bids were received and on August 21, 2003, the Bankruptcy Court approved the sale to Cerberus. A subsequent sale approval order was entered by the Bankruptcy Court on September 3, 2003. The sale transaction closed on October 14, 2003. Following the closing, the Company has no remaining operating assets. The Company plans to proceed to an orderly liquidation of any assets and liabilities which were not assumed. The Company expects to terminate the registration of its common stock. Holders of our common stock should expect no proceeds from the sale.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

     2.1 Asset Purchase Agreement, by and among ANC Rental Corporation and the other Debtors listed on the signature pages thereof, debtors-in-possession, and Car Acquisition Company LLC and Cerberus Capital Management, L.P., dated as of June 12, 2003 (incorporated by reference to Exhibit 2.1 of ANC Rental Corporation’s Form 8-K dated June 14, 2003).

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2003

ANC Rental Corporation

By: /s/ John W. Chapman

John W. Chapman President

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